As filed with the Securities and Exchange Commission on July 16, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sterling Construction Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1600	25-1655321
(State or other jurisdiction	(Primary standard industrial	(I.R.S. employer
of incorporation or organization)	classification code number)	identification number)

20810 Fernbush Lane
Houston, Texas 77073
(281) 821-9091
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick T. Manning
Chief Executive Officer
20810 Fernbush Lane
Houston, Texas 77073
(281) 821-9091
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Geoffrey K. Walker
Scott L. Olson
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Telephone: (713) 220-4757
Facsimile: (713) 238-7433

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Proposed
	maximum aggregate
Title of each class of	offering price	Amount of
securities to be registered	(1)(2)(3)(4)	registration fee
Common Stock of Sterling Construction Company, Inc.(5)
Preferred Stock of Sterling Construction Company, Inc.(6)
Senior Debt Securities of Sterling Construction Company, Inc.(7)
Subordinated Debt Securities of Sterling Construction Company, Inc.(8)
Warrants of Sterling Construction Company, Inc.(9)
Units of Sterling Construction Company, Inc.(10)
Guarantees of Debt Securities Issued by Sterling Construction Company(11)
Total	$80,000,000	$3,144

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(Footnotes on next page)

(1)	The proposed maximum offering price per unit will be determined from time to time by Sterling Construction Company, Inc. in connection with, and at the time of, the issuance of the securities registered hereunder.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $80,000,000. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. This total amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.

(4)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(5)	Subject to note (3) above, an indeterminate number of shares of common stock of Sterling Construction Company, Inc. as may be sold from time to time are being registered hereunder. Also includes such indeterminate number of shares of common stock as may be (a) issued upon conversion, redemption or exchange for any debt securities or preferred stock that provide for conversion or exchange into common stock or (b) issued upon exercise and settlement of any warrants. The aggregate amount of common stock registered under this registration statement is limited to that which is permissible under Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended.

(6)	Subject to note (3) above, an indeterminate number of shares of preferred stock of Sterling Construction Company, Inc. as may be sold from time to time are being registered hereunder. Also includes such indeterminate number of shares of preferred stock as may be (a) issued upon conversion, redemption or exchange for any debt securities that provide for conversion or exchange into preferred stock or (b) issued upon exercise and settlement of any warrants.

(7)	Subject to note (3) above, an indeterminate principal amount of senior debt securities of Sterling Construction Company, Inc. as may be sold from time to time are being registered hereunder. If any senior debt securities of Sterling Construction Company, Inc. are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $80,000,000, less the dollar amount of any securities previously issued hereunder.

(8)	Subject to note (3) above, an indeterminate principal amount of subordinated debt securities of Sterling Construction Company, Inc. as may be sold from time to time are being registered hereunder. If any subordinated debt securities of Sterling Construction Company, Inc. are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $80,000,000, less the dollar amount of any securities previously issued hereunder.

(9)	Subject to note (3) above, an indeterminate number of warrants of Sterling Construction Company, Inc. as may be sold from time to time are being registered hereunder. Warrants may be exercised to purchase common stock, preferred stock, debt securities or units.

(10)	Subject to note (3) above, an indeterminate number of units of Sterling Construction Company, Inc. as may be sold from time to time are being registered hereunder. Units may consist of any combination of common stock, preferred stock, debt securities or warrants.

(11)	No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.
Co-Registrants

	State or Other	Primary Standard	I.R.S.
	Jurisdiction of	Industrial	Employer
	Incorporation or	Classification	Identification
Exact Name of Co-Registrant as Specified in its Charter	Organization	Code Number	Number
Texas Sterling Construction Co.	Delaware	1600	76-0694776
Road and Highway Builders, LLC	Nevada	1600	88-0442494

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 16, 2008
PROSPECTUS
$80,000,000
Sterling Construction Company, Inc.
Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Units
Guarantees

     By this prospectus, we may from time to time offer and sell in one or more offerings up to an aggregate of $80,000,000 of the following securities:
     (1) shares of common stock;
     (2) shares of preferred stock, in one or more series, which may be convertible into or exchangeable for debt securities or common stock;
     (3) senior debt securities, which may be convertible into or exchangeable for common stock or preferred stock;
     (4) subordinated debt securities, which may be convertible into or exchangeable for common stock or preferred stock;
     (5) warrants to purchase common stock, preferred stock, debt securities or units;
     (6) units consisting of any combination of common stock, preferred stock, debt securities or warrants; and/or
     (7) guarantees of debt securities issued by Sterling Construction Company, Inc.
     This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices. You should carefully read this prospectus, any applicable prospectus supplement and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.
     We may sell these securities to or through underwriters, to other purchasers and/or through agents. Supplements to this prospectus will specify the names of any underwriters or agents.
     Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “STRL.”

     Investing in our securities involves risks. Please read “Risk Factors” beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2008.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any of, or any combination of, the securities described in this prospectus in one or more offerings up to a total offering price of $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference in this prospectus or in any related free writing prospectus filed with the SEC and used or referred to in an offering to you of these securities. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

i

STERLING CONSTRUCTION COMPANY, INC.
     As used in this prospectus, all references to “Sterling,” “Sterling Construction,” “SCC,” “we,” “us” and “our” refer to Sterling Construction Company, Inc. and its subsidiaries, unless otherwise stated or indicated by context.
     We are a leading heavy civil construction company that specializes in the building, reconstruction and repair of transportation and water infrastructure. Transportation infrastructure projects include highways, roads, bridges and light rail. Water infrastructure projects include water, wastewater and storm drainage systems. Sterling provides general contracting services primarily to public sector clients utilizing its own employees and equipment, including excavating, concrete and asphalt paving, installation of large-diameter water and wastewater distribution systems; construction of bridges and similar large structures; construction of light rail infrastructure; concrete batch plant operations, concrete crushing and aggregates. We operate in Texas and Nevada. Sterling performs the majority of the work required by its contracts with its own crews, and generally engages subcontractors only for ancillary services.

Our Executive Offices
     Our principal executive offices are located at 20810 Fernbush Lane, Houston, Texas 77073, and our telephone number at this address is (281) 821–9091. Our website is www.sterlingconstructionco.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS
     An investment in our securities involves various risks. Before making an investment in our securities, you should carefully consider the following risks, as well as the other information contained in this prospectus. The risks described below are those we believe to be the material risks we face. Any of the risk factors described below could significantly and adversely affect our business, prospects, financial condition and results of operations. As a result, the trading price of our securities could decline, and you could lose a part or all of your investment.
Risks Relating to Our Business
If we are unable to accurately estimate the overall risks or costs when we bid on a contract that is ultimately awarded to us, we may achieve a lower than anticipated profit or incur a loss on the contract.
     Substantially all of our revenues and backlog are typically derived from fixed unit price contracts. Fixed unit price contracts require us to perform the contract for a fixed unit price irrespective of our actual costs. As a result, we realize a profit on these contracts only if we successfully estimate our costs and then successfully control actual costs and avoid cost overruns. If our cost estimates for a contract are inaccurate, or if we do not execute the contract within our cost estimates, then cost overruns may cause us to incur losses or cause the contract not to be as profitable as we expected. This, in turn, could negatively affect our cash flow, earnings and financial position.
     The costs incurred and gross profit realized on such contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:
•	onsite conditions that differ from those assumed in the original bid;

•	delays caused by weather conditions;

•	contract modifications creating unanticipated costs not covered by change orders;

•	our suppliers’ or subcontractors’ failure to perform;

•	changes in availability, proximity and costs of materials, including steel, concrete, aggregates and other construction materials (such as stone, gravel, sand and oil for asphalt paving), as well as fuel and lubricants for our equipment;

•	inability to predict the costs of accessing and producing aggregates, and purchasing oil, required for asphalt paving projects;

•	availability, cost and skill level of workers in the geographic location of a project;

•	fraud or theft committed by our employees;

•	mechanical problems with our machinery or equipment;

•	citations issued by any governmental authority, including the Occupational Safety and Health Administration;

•	difficulties in obtaining required governmental permits or approvals;

•	changes in applicable laws and regulations; and

•	claims or demands from third parties alleging damages arising from our work or from the project of which our work is part.
     Many of our contracts with public sector customers contain provisions that purport to shift some or all of the above risks from the customer to us, even in cases where the customer is partly at fault. Our experience has often been that public sector customers have been willing to negotiate equitable adjustments in the contract compensation or completion time provisions if unexpected circumstances arise. If public sector customers seek to impose contractual risk-shifting provisions more aggressively, we could face increased risks, which may adversely affect our cash flow, earnings and financial position.

Economic downturns or reductions in government funding of infrastructure projects could reduce our revenues and profits and have a material adverse effect on our results of operations.
     Our business is highly dependent on the amount and timing of infrastructure work funded by various governmental entities, which, in turn, depends on the overall condition of the economy, the need for new or replacement infrastructure, the priorities placed on various projects funded by governmental entities and federal, state or local government spending levels. Spending on infrastructure could decline for numerous reasons, including decreased revenues received by state and local governments for spending on such projects, including federal funding. For example, state spending on highway and other projects can be adversely affected by decreases or delays in, or uncertainties regarding, federal highway funding, which could adversely affect us. We are reliant upon contracts with the Texas Department of Transportation, or TXDOT, and the Nevada Department of Transportation, or NDOT, for a significant portion of our revenues. Recent public statements by TXDOT officials indicate potential TXDOT funding shortfalls and reductions in spending. In addition, the recent nationwide declines in home sales and increases in foreclosures could adversely affect expenditures by state and local governments. Decreases in government funding of infrastructure projects could decrease the number of civil construction contracts available and limit our ability to obtain new contracts, which could reduce our revenues and profits.
The cancellation of significant contracts could reduce our revenues and profits and have a material adverse effect on our results of operations.
     Contracts that we enter into with governmental entities can usually be canceled at any time by them with payment only for the work already completed. In addition, we could be prohibited from bidding on certain governmental contracts if we fail to maintain qualifications required by those entities. A sudden cancellation of a contract or our debarment from the bidding process could cause our equipment and work crews to remain idled for a significant period of time until other comparable work became available, which could have a material adverse effect on our business and results of operations.
We operate in Texas and Nevada, and any adverse change to the economy or business environment in Texas or Nevada could significantly affect our operations, which would lead to lower revenues and reduced profitability.
     We operate in Texas and Nevada. Our Texas operations are concentrated in the Houston, Dallas/Ft. Worth and San Antonio/Austin areas, while our Nevada operations are concentrated in Northern Nevada and the Las Vegas areas. Because of this concentration in specific geographic locations, we are susceptible to fluctuations in our business caused by adverse economic or other conditions in these regions, including natural or other disasters. A stagnant or depressed economy in Texas or Nevada could adversely affect our business, results of operations and financial condition.
Our acquisition strategy involves a number of risks.
     In addition to organic growth of our construction business, we intend to continue pursuing growth through the acquisition of companies or assets that may enable us to expand our project skill-sets and capabilities, enlarge our geographic markets, add experienced management and increase critical mass to enable us to bid on larger contracts. However, we may be unable to implement this growth strategy if we cannot reach agreements for potential acquisitions on acceptable terms or for other reasons. Moreover, our acquisition strategy involves certain risks, including:
•	difficulties in the integration of operations and systems;

•	difficulties applying our expertise in one market into another market;

•	the key personnel and customers of the acquired company may terminate their relationships with the acquired company;

•	we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;

•	we may assume or be held liable for risks and liabilities (including for environmental-related costs and liabilities) as a result of our acquisitions, some of which we may not discover during our due diligence;

•	our ongoing business may be disrupted or receive insufficient management attention; and

•	we may not be able to realize cost savings or other financial benefits we anticipated.
     Future acquisitions may require us to obtain additional equity or debt financing, as well as additional surety bonding capacity, which may not be available on terms acceptable to us or at all. Moreover, to the extent that any acquisition results in additional goodwill, it will reduce our tangible net worth, which might have an adverse effect on our credit and bonding capacity.
Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our margins on contracts awarded.
     Essentially all of the contracts on which we bid are awarded through a competitive bid process, with awards generally being made to the lowest bidder, but sometimes recognizing other factors, such as shorter contract schedules or prior experience with the customer. Within our markets, we compete with many national, regional and local construction firms. Some of these competitors have achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we do. In addition, there are a number of national companies in our industry that are larger than we are and that, if they so desire, could establish a presence in our markets and compete with us for contracts. In some markets where home building projects have slowed, construction companies that lack available work in the construction of residential sub-division infrastructure have begun on a limited scale bidding on highway and municipal construction contracts. As a result, we may need to accept lower contract margins in order to compete against competitors that have the incentive to accept awards at lower prices or have a pre-existing relationship with a customer. If we are unable to compete successfully in our markets, our relative market share and profits could be reduced.
Our dependence on subcontractors and suppliers of materials and petroleum-based products could increase our costs and impair our ability to complete contracts on a timely basis or at all, which would adversely affect our profits and cash flow.
     We rely on third-party subcontractors to perform some of the work on many of our contracts. We generally do not bid on contracts unless we have the necessary subcontractors committed for the anticipated scope of the contract and at prices that we have included in our bid. Therefore, to the extent that we cannot engage subcontractors, our ability to bid for contracts may be impaired. In addition, if a subcontractor is unable to deliver its services according to the negotiated terms for any reason, including the deterioration of its financial condition, we may suffer delays and be required to purchase the services from another source at a higher price. This may reduce the profit to be realized, or result in a loss, on a contract.
     We also rely on third-party suppliers to provide most of the materials (including aggregates, concrete, steel and pipe) for our contracts, except in Nevada where we source and produce most of our own aggregates. We do not own or operate any quarries in Texas, and there are no naturally occurring sources of aggregates in the Houston metropolitan area. We normally do not bid on contracts unless we have commitments from suppliers for the materials required to complete the contract and at prices that we have included in our bid, except for some aggregates we use in our Nevada construction projects. Thus, to the extent that we cannot obtain commitments from our suppliers for materials, our ability to bid for contracts may be impaired. In addition, if a supplier is unable or otherwise fails to deliver materials according to the negotiated terms of a supply agreement for any reason, including the deterioration of its financial condition or increased costs of the materials, we may suffer delays and be required to purchase the materials from another source at a higher price. This may reduce the profit to be realized, or result in a loss, on a contract.
     Diesel fuel and other petroleum-based products are utilized to operate the plants and equipment on which we rely to perform our construction contracts. In addition, our asphalt plants and suppliers use oil in combination with aggregates to produce asphalt used in our road and highway construction projects. Decreased supplies of such products relative to demand, unavailability of petroleum supplies due to refinery turnarounds, and other factors can increase the cost of such products. We fix the price of oil used in asphalt production through supplier contracts, but we do not fix the price of diesel fuel and other petroleum-based products used for other purposes in our business. Future increases in the costs of fuel and other petroleum-based products used in our business, particularly if a bid has been submitted for a contract and the costs of such products have been estimated at amounts less than the actual costs thereof, could result in a lower profit, or a loss, on a contract.
We may not accurately assess the quality, and we may not accurately estimate the quantity, availability and cost, of aggregates we plan to produce, particularly for projects in rural areas of Nevada, which could have a material adverse effect on our results of operations.
     Particularly for projects in rural areas of Nevada, we typically estimate these factors for anticipated aggregate sources that we have not previously used to produce aggregates, which increases the risk that our estimates may be inaccurate. Inaccuracies in our estimates regarding aggregates could result in significantly higher costs to supply aggregates needed for our projects, as well as potential delays and other inefficiencies. As a result, our failure to accurately assess the quality, quantity, availability and cost of aggregates could cause us to incur losses, which could materially adversely affect our results of operations.
We may not be able to fully realize the revenue anticipated by our reported backlog.
     Almost all of the contracts included in backlog are awarded by public sector customers through a competitive bid process, with the award generally being made to the lowest bidder. We add new contracts to our backlog, typically when we are the low bidder on a public sector contract and management determines that there are no apparent impediments to award of the contract. As construction on our contracts progresses, we increase or decrease backlog to take into account changes in estimated quantities under fixed unit price contracts, as well as to reflect changed conditions, change orders and other variations from initially anticipated contract revenues and costs, including completion penalties and bonuses. We subtract from backlog the amounts we bill on contracts.
     Most of the contracts with our public sector customers can be terminated at their discretion. If a customer cancels, suspends, delays or reduces a contract, we may be reimbursed for certain costs but typically will not be able to bill the total amount that had been reflected in our backlog. Cancellation of one or more contracts that constitute a large percentage of our backlog, and our inability to find a substitute contract, would have a material adverse effect on our business, results of operations and financial condition.
If we are unable to attract and retain key personnel and skilled labor, or if we encounter labor difficulties, our ability to bid for and successfully complete contracts may be negatively impacted.
     Our ability to attract and retain reliable, qualified personnel is a significant factor that enables us to successfully bid for and profitably complete our work. This includes members of our management, project managers, estimators, supervisors, foremen, equipment operators and laborers. The loss of the services of any of our management could have a material adverse effect on us. Our future success will also depend on our ability to hire and retain, or to attract when needed, highly-skilled personnel. Competition for these employees is intense, and we could experience difficulty hiring and retaining the personnel necessary to support our business. If we do not succeed in retaining our current employees and attracting, developing and retaining new highly-skilled employees, our reputation may be harmed and our future earnings may be negatively impacted.
     In Texas, we rely heavily on immigrant labor. Any adverse changes to existing laws and regulations, or changes in enforcement requirements or practices, applicable to employment of immigrants could negatively impact the availability and cost of the skilled personnel and labor we need, particularly in Texas. We may not be able to continue to attract and retain sufficient employees at all levels due to changes in immigration enforcement practices or compliance standards or for other reasons.
     In Nevada, a substantial number of our equipment operators and laborers are unionized. Any work stoppage or other labor dispute involving our unionized workforce would have a material adverse effect on our operations and operating results in Nevada.

Our contracts may require us to perform extra or change order work, which can result in disputes and adversely affect our working capital, profits and cash flows.
     Our contracts generally require us to perform extra or change order work as directed by the customer even if the customer has not agreed in advance on the scope or price of the extra work to be performed. This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work. These disputes may not be settled to our satisfaction. Even when the customer agrees to pay for the extra work, we may be required to fund the cost of such work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.
     To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements, the amount of any shortfall will reduce our future revenues and profits, and this could have a material adverse effect on our reported working capital and results of operations. In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestone dates.
Our failure to meet schedule or performance requirements of our contracts could adversely affect us.
     In most cases, our contracts require completion by a scheduled acceptance date. Failure to meet any such schedule could result in additional costs, penalties or liquidated damages being assessed against us, and these could exceed projected profit margins on the contract. Performance problems on existing and future contracts could cause actual results of operations to differ materially from those anticipated by us and could cause us to suffer damage to our reputation within the industry and among our customers.
Unanticipated adverse weather conditions may cause delays, which could slow completion of our contracts and negatively affect our current and future revenues and cash flow.
     Because all of our construction projects are built outdoors, work on our contracts is subject to unpredictable weather conditions, which could become more frequent or severe if general climatic changes occur. For example, evacuations in Texas due to Hurricane Rita resulted in our inability to perform work on all Houston-area contracts for several days. Lengthy periods of wet weather will generally interrupt construction, and this can lead to under-utilization of crews and equipment, resulting in less efficient rates of overhead recovery. For example, during the first nine months of 2007, we experienced an above-average number of days and amount of rainfall across our Texas markets, which impeded our ability to work on construction projects and reduced our gross profit. During the late fall to early spring months of the year, our work on construction projects in Nevada may also be curtailed because of snow and other work-limiting weather. While revenues can be recovered following a period of bad weather, it is generally impossible to recover the inefficiencies, and significant periods of bad weather typically reduce profitability of affected contracts both in the current period and during the future life of affected contracts. Such reductions in contract profitability negatively affect our results of operations in current and future periods until the affected contracts are completed.
Timing of the award and performance of new contracts could have an adverse effect on our operating results and cash flow.
     It is generally very difficult to predict whether and when new contracts will be offered for tender, as these contracts frequently involve a lengthy and complex design and bidding process, which is affected by a number of factors, such as market conditions, financing arrangements and governmental approvals. Because of these factors, our results of operations and cash flows may fluctuate from quarter to quarter and year to year, and the fluctuation may be substantial.
     The uncertainty of the timing of contract awards may also present difficulties in matching the size of our equipment fleet and work crews with contract needs. In some cases, we may maintain and bear the cost of more equipment and ready work crews than are currently required, in anticipation of future needs for existing contracts or expected future contracts. If a contract is delayed or an expected contract award is not received, we would incur costs that could have a material adverse effect on our anticipated profit.
     In addition, the timing of the revenues, earnings and cash flows from our contracts can be delayed by a number of factors, including adverse weather conditions such as prolonged or intense periods of rain, snow, storms or flooding, delays in receiving material and equipment from suppliers and changes in the scope of work to be performed. Such delays, if they occur, could have adverse effects on our operating results for current and future periods until the affected contracts are completed.
Our dependence on a limited number of customers could adversely affect our business and results of operations.
     Due to the size and nature of our construction contracts, one or a few customers have in the past and may in the future represent a substantial portion of our consolidated revenues and gross profits in any one year or over a period of several consecutive years. For example, in 2007, approximately 78% of our revenue was generated from three customers, and approximately 97% of Road and Highway Builders LLC’s, or RHB’s, revenue was generated from one customer. Similarly, our backlog frequently reflects multiple contracts for individual customers; therefore, one customer may comprise a significant percentage of backlog at a certain point in time. An example of this is TXDOT, with which we had 23 contracts representing an aggregate of approximately 47% of our backlog at December 31, 2007. The loss of business from any one of such customers could have a material adverse effect on our business or results of operations. Recent public statements by TXDOT officials indicate potential TXDOT funding shortfalls and reductions in spending. Because we do not maintain any reserves for payment defaults, a default or delay in payment on a significant scale could have a material adverse effect on our business, results of operations and financial condition.
We may incur higher costs to lease, acquire and maintain equipment necessary for our operations, and the market value of our owned equipment may decline.
     We have traditionally owned most of the construction equipment used to build our projects. To the extent that we are unable to buy construction equipment necessary for our needs, either due to a lack of available funding or equipment shortages in the marketplace, we may be forced to rent equipment on a short-term basis, which could increase the costs of performing our contracts.
     The equipment that we own or lease requires continuous maintenance, for which we maintain our own repair facilities. If we are unable to continue to maintain the equipment in our fleet, we may be forced to obtain third-party repair services, which could increase our costs. In addition, the market value of our equipment may unexpectedly decline at a faster rate than anticipated. Such a decline could reduce the amount of credit available to us and impede our ability to continue to expand our business.
An inability to obtain bonding could limit the aggregate dollar amount of contracts that we are able to pursue.
     As is customary in the construction business, we are required to provide surety bonds to secure our performance under construction contracts. Our ability to obtain surety bonds primarily depends upon our capitalization, working capital, past performance, management expertise and reputation and certain external factors, including the overall capacity of the surety market. Surety companies consider such factors in relationship to the amount of our backlog and their underwriting standards, which may change from time to time. Events that affect the insurance and bonding markets generally may result in bonding becoming more difficult to obtain in the future, or being available only at a significantly greater cost. Our inability to obtain adequate bonding to bid on new contracts could have a material adverse effect on our future revenues and business prospects.
Our operations are subject to hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance.
     Our workers are subject to the usual hazards associated with providing construction and related services on construction sites, plants and quarries. Operating hazards can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. We self-insure our workers’ compensation claims, subject to stop-loss insurance coverage. We also maintain insurance coverage in amounts and against the risks that we believe are consistent with industry practice, but this insurance may not be adequate to cover all losses or liabilities that we may incur in our operations.
     The amount of personal injury and property damage liabilities that we may incur is difficult to assess and quantify due to various factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety program. If we were to experience claims or costs above our estimates of amounts covered by insurance, we might be required to use working capital to satisfy these claims rather than to maintain or expand our operations. To the extent that we experience a material increase in the frequency or severity of accidents or workers’ compensation claims, or unfavorable developments on existing claims, our operating results and financial condition could be materially and adversely affected.
Environmental and other regulatory matters could adversely affect our ability to conduct our business and could require expenditures that could have a material adverse effect on our results of operations and financial condition.
     Our operations are subject to various environmental laws and regulations relating to the management, disposal and remediation of hazardous substances and the emission and discharge of pollutants into the air and water. We could be held liable for such contamination created not only from our own activities but also from the historical activities of others on our project sites or on properties that we acquire or lease. Our operations are also subject to laws and regulations relating to workplace safety and worker health, which, among other things, regulate employee exposure to hazardous substances. Immigration laws require us to take certain steps intended to confirm the legal status of our immigrant labor force, but we may nonetheless unknowingly employ illegal immigrants. Violations of such laws and regulations could subject us to substantial fines and penalties, cleanup costs, third-party property damage or personal injury claims. In addition, these laws and regulations have become, and enforcement practices and compliance standards are becoming, increasingly stringent. Moreover, we cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed, or how existing or future laws or regulations will be administered or interpreted, with respect to products or activities to which they have not been previously applied. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could require us to make substantial expenditures for, among other things, pollution control systems and other equipment that we do not currently possess, or the acquisition or modification of permits applicable to our activities.
     Our aggregate quarry lease in Nevada could subject us to costs and liabilities. As lessee and operator of the quarry, we could be held responsible for any contamination or regulatory violations resulting from activities or operations at the quarry. Any such costs and liabilities could be significant and could materially and adversely affect our business, operating results and financial condition.
We may be unable to sustain our historical revenue growth rate.
     Our revenue has grown rapidly in recent years. However, we may be unable to sustain these recent revenue growth rates for a variety of reasons, including limits on additional growth in our current markets, less success in competitive bidding for contracts, limitations on access to necessary working capital and investment capital to sustain growth, limitations on access to bonding to support increased contracts and operations, inability to hire and retain essential personnel and to acquire equipment to support growth, and inability to identify acquisition candidates and successfully acquire and integrate them into our business. A decline in our revenue growth could have a material adverse effect on our financial condition and results of operations if we are unable to reduce the growth of our operating expenses at the same rate.
Terrorist attacks have impacted, and could continue to negatively impact, the U.S. economy and the markets in which we operate.
     Terrorist attacks, like those that occurred on September 11, 2001, have contributed to economic instability in the United States, and further acts of terrorism, violence or war could affect the markets in which we operate, our business and our expectations. Armed hostilities may increase, or terrorist attacks, or responses from the United States, may lead to further acts of terrorism and civil disturbances in the United States or elsewhere, which may further contribute to economic instability in the United States. These attacks or armed conflicts may affect our operations or those of our customers or suppliers and could impact our revenues, our production capability and our ability to complete contracts in a timely manner.
Risks Related to Our Financial Results and Financing Plans
Actual results could differ from the estimates and assumptions that we use to prepare our financial statements.
     To prepare financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions, as of the date of the financial statements, which affect the reported values of assets and liabilities, revenues and expenses, and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include: contract costs and profits and application of percentage-of-completion accounting and revenue recognition of contract change order claims; provisions for uncollectible receivables and customer claims and recoveries of costs from subcontractors, suppliers and others; valuation of assets acquired and liabilities assumed in connection with business combinations; and accruals for estimated liabilities, including litigation and insurance reserves. Our actual results could differ from, and could require adjustments to, those estimates.
     In particular, we recognize contract revenue using the percentage-of-completion method. Under this method, estimated contract revenue is recognized by applying the percentage of completion of the contract for the period to the total estimated revenue for the contract. The estimated percentage of completion is based on the amount of costs incurred on a contract compared to the estimated total cost for that contract. Estimated contract losses are recognized in full when determined. Contract revenue and total cost estimates are reviewed and revised on a continuous basis as the work progresses and as change orders are initiated or approved, and adjustments based upon the percentage of completion are reflected in contract revenue in the accounting period when these estimates are revised. To the extent that these adjustments result in an increase, a reduction or an elimination of previously reported contract profit, we recognize a credit or a charge against current earnings, which could be material.
We may need to raise additional capital in the future for working capital, capital expenditures and/or acquisitions, and we may not be able to do so on favorable terms or at all, which would impair our ability to operate our business or achieve our growth objectives.
     Our growth has been funded by cash flow from operations, borrowings under our credit facility and sales of capital stock. Our cash flow from operations has been increased in part by our utilization of net operating loss carry-forwards, or NOLs, to reduce the amounts that we have paid for income taxes. We expect our NOLs to be fully utilized and to only partially offset our taxes payable in 2008. Paying taxes in 2008 and thereafter will reduce cash flows from operations compared to prior periods, as we will be required to fund the payment of taxes in 2008 and future periods. To the extent that cash flow from operations is insufficient to fund future investments, make acquisitions or provide needed additional working capital, we may require additional financing from other sources of funds.
     Our ability to obtain such additional financing in the future will depend in part upon prevailing capital market conditions, as well as conditions in our business and our operating results; such factors may adversely affect our efforts to arrange additional financing on terms satisfactory to us. We have pledged the proceeds and other rights under our construction contracts to our bond surety, and we have pledged substantially all of our other assets as collateral in connection with our credit facility and mortgage debt. As a result, we may have difficulty in obtaining additional financing in the future if such financing requires us to pledge assets as collateral. In addition, under our credit facility, we must obtain the consent of our lenders to incur any amount of additional debt from other sources (subject to certain exceptions). If future financing is obtained by the issuance of additional shares of common stock, our stockholders may suffer dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to make future investments, take advantage of acquisitions or other opportunities, or respond to competitive challenges.

We are subject to financial and other covenants under our credit facility that could limit our flexibility in managing our business.
     We have a revolving credit facility that restricts us from engaging in certain activities, including restrictions on the ability (subject to certain exceptions) to:
•	make distributions and dividends;

•	incur liens or encumbrances;

•	incur indebtedness;

•	guarantee obligations;

•	dispose of a material portion of assets or otherwise engage in a merger with a third party;

•	make acquisitions; and

•	incur losses for two consecutive quarters.
     Our credit facility contains financial covenants that require us to maintain specified fixed charge coverage ratios, asset ratios and leverage ratios, and to maintain specified levels of tangible net worth. Our ability to borrow funds for any purpose will depend on our satisfying these tests. If we are unable to meet the terms of the financial covenants or fail to comply with any of the other restrictions contained in our credit facility, an event of default could occur. An event of default, if not waived by our lenders, could result in the acceleration of any outstanding indebtedness, causing such debt to become immediately due and payable. If such an acceleration occurs, we may not be able to repay such indebtedness on a timely basis. Acceleration of our credit facility could result in foreclosure on and loss of our operating assets. In the event of such foreclosure, we would be unable to conduct our business and forced to discontinue operations.

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus includes statements that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are included throughout this prospectus and in the documents incorporated herein by reference and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future, “ “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should, “ “will,” “would” and similar terms and phrases to identify forward-looking statements in this prospectus.
     Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, that could result in our expectations not being realized or otherwise could materially affect our financial condition, results of operations and cash flows.
     Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, the following:
•	changes in general economic conditions and resulting reductions or delays, or uncertainties regarding governmental funding for infrastructure services;

•	adverse economic conditions in our markets in Texas and Nevada;

•	delays or difficulties related to the commencement or completion of contracts, including additional costs, reductions in revenues or the payment of completion penalties or liquidated damages;

•	actions of suppliers, subcontractors, customers, competitors and others which are beyond our control;

•	the estimates inherent in our percentage-of-completion accounting policies;

•	possible cost increases;

•	our dependence on a few significant customers;

•	adverse weather conditions;

•	the presence of competitors with greater financial resources than we have and the impact of competitive services and pricing;

•	our ability to successfully identify, complete and integrate acquisitions; and

•	the other factors discussed in more detail under the heading “Risk Factors.”
     In reading this prospectus and the documents incorporated herein by reference, you should consider these factors carefully in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, the forward-looking statements that we make in this prospectus are reasonable, we can provide no assurance that they will be achieved.

     The forward-looking statements included in this prospectus and in the documents incorporated herein by reference are made only as of the date of this prospectus or as of the date of the document incorporated herein by reference, as applicable, and we do not undertake to update any information contained in this prospectus or incorporated herein by reference or to publicly release the results of any revisions to any forward-looking statements to reflect events or circumstances that occur, or that we become aware of after the date of this prospectus, except as may be required by applicable securities laws.

USE OF PROCEEDS
     Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus to fund:
•	working capital needs;

•	capital expenditures; and

•	other expenditures related to general corporate purposes, including possible future acquisitions.
     The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.
RATIOS OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratios of earnings to fixed charges on a consolidated basis for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

						Three Months
						Ended
	Years Ended December 31					March 31
	2003	2004	2005	2006	2007	2007	2008
Ratio of earnings to fixed charges (1)	3.7	4.4	7.5	26.0	25.9	34.8	17.4

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income from continuing operations before fixed charges less capitalized interest. Fixed charges consist of interest (whether expensed or capitalized) and related amortization of capitalized interest and interest included in rent.

DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock consists of 19,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. The following description of our capital stock is only a summary, does not purport to be complete and is subject to and qualified by our restated and amended certificate of incorporation, as amended (or, our certificate of incorporation), and amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.
Common Stock
     Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available therefor. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock do not have preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.
Preferred Stock
     Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. We have no current intention to issue any shares of preferred stock.
     Our certificate of incorporation permits us to issue up to 1,000,000 shares of preferred stock from time to time. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is authorized to adopt resolutions to issue shares, establish the number of shares and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.
     The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:
•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.
     As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.
Preferred Stock Purchase Rights
     In December 1998, we entered into a rights agreement with American Stock Transfer & Trust Company, as rights agent, providing for a dividend of one purchase right for each outstanding share of our common stock. We issued the dividend to stockholders of record on December 29, 1998 and holders of shares of common stock issued since that date are issued rights with their shares. The rights trade automatically with shares of common stock and become exercisable only under the circumstances described below. The rights are designed to protect the interests of SCC and our stockholders against coercive tactics by encouraging potential acquirers to negotiate with the board of directors of SCC prior to attempting a takeover and to provide the board with leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The rights may have anti-takeover effects but the rights are not intended to prevent a takeover of SCC.
     Until a right is exercised, the rights will not entitle the holder to additional rights as an SCC stockholder, including, without limitation, the right to vote or to receive dividends. Upon becoming exercisable, each right will entitle its holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock at a purchase price of $10 per one one-hundredth of a share, subject to adjustment. In general, the rights will become exercisable upon the earlier of: (i) the tenth day after a person or group of affiliated or associated persons (an “acquiring person”) publicly announces that he, she or it has acquired, or has obtained the right to acquire, beneficial ownership of 4.5% or more of our outstanding common stock, or (ii) 10 business days (or such later date as may be determined by action of SCC’s board of directors taken prior to a person or group becoming an acquiring person) following the commencement or announcement of a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 4.5% or more of the outstanding common stock. The earlier of such dates is referred to as the “distribution date.” In the event that, after the distribution date occurs and a person or group becomes an acquiring person, (i) SCC is acquired in a merger or other business combination transaction, or (ii) 50% or more of our consolidated assets or earning power are sold, proper provision must be made so that each holder of a right that has not theretofore been exercised, exchanged or redeemed (other than rights beneficially owned by the acquiring person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the purchase price.
     Any rights that are at any time beneficially owned by an acquiring person, or any associate or affiliate of the acquiring person, will be null and void and nontransferable, and any holder of such right, including any purported transferee or subsequent holder, will be unable to exercise or transfer the right.
     The rights will expire on December 29, 2008, unless redeemed or exchanged prior to that time. At any time on or prior to the earlier of (i) the time a person or group becomes an acquiring person and (ii) the expiration date, we may redeem the rights in whole, but not in part, at a price of $0.001 per right.
     The preceding summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the rights agreement and the form of rights certificate, which are incorporated by reference to Exhibit 99.1 to our Form 8-A filed with the SEC on January 5, 1999.
Provisions of Our Certificate of Incorporation and Bylaws
     Our certificate of incorporation prohibits the transfer (other than by SCC or with the consent of our board of directors) of our common stock to any person who, after taking into consideration such transfer, would own more than 4.5% of our outstanding common stock. Any purported transfer to the contrary will not be effective. Prohibiting a person from acquiring more than 4.5% of our common stock might impact a person’s decision to purchase our voting securities in an attempt to cause a change in control of SCC.
     Under the Delaware General Corporation Law, or DGCL, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and amended and restated bylaws grant our board the power to adopt, amend and repeal our bylaws on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend or repeal our bylaws but only at any regular or special meeting of stockholders by the holders of not less than 75% of the voting power of all outstanding voting stock.
     Our certificate of incorporation provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board.

     When there is a classified board of directors, the DGCL provides that stockholders may remove directors only for cause, unless a company’s certificate of incorporation otherwise provides. Our certificate of incorporation and amended and restated bylaws do not permit the removal of directors other than for cause. Such requirement may deter third parties from making a tender offer or acquiring our common stock through open market purchases in order to obtain control of us because they could not use their acquired voting power to remove existing directors.
     Our certificate of incorporation and amended and restated bylaws provide that special meetings of our stockholders may be called only by our board of directors. Stockholders are prohibited from calling special meetings. Eliminating the ability of stockholders to call a special meeting may result in delaying expensive proxy contests until our annual stockholders meeting, which might impact a person’s decision to purchase our voting securities in an attempt to cause a change in control of SCC.
     Our certificate of incorporation and amended and restated bylaws provide that stockholders may take action only at an annual or special meeting of the stockholders. Stockholders may not act by written consent. Eliminating the ability for stockholders to act by written consent could lengthen the amount of time required to take stockholder actions, which will ensure that stockholders will have sufficient time to weigh the arguments presented by both sides in connection with any contested stockholder vote, thereby potentially discouraging, delaying or preventing a change in control of SCC.
     Although Section 214 of the DGCL provides that a corporation’s certificate of incorporation may provide for cumulative voting for directors, our certificate of incorporation does not provide for cumulative voting. As a result, the holders of a majority of the votes of the outstanding shares of our common stock have the ability to elect all of the directors being elected at any annual meeting of stockholders.
Delaware Anti-Takeover Law
     Section 203 of the DGCL provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:
•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•	on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.
     Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The restrictions described above also do not apply to specified business combinations with a person who is an “interested stockholder” prior to the time when the corporation’s common stock is listed on a national securities exchange, so these restrictions would not apply to a business combination with any person who is a stockholder of SCC prior to this offering.
     Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and
•	the affiliates and associates of any such person.
     Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period. We have not elected to be exempt from the restrictions imposed under Section 203.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
DESCRIPTION OF DEBT SECURITIES
     Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.
     As used in this description, the words “Sterling,” “we,” “us” and “our” refer to Sterling Construction Company, Inc., and not to any of its subsidiaries or affiliates.
     We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.
     Capitalized terms defined in the indentures have the same meanings when used in this prospectus.
General
     The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.
     A substantial portion of our assets are held by our operating subsidiaries. With respect to these assets, holders of senior debt securities that are not guaranteed by our operating subsidiaries and holders of subordinated debt securities will have a position junior to the prior claims of creditors of these subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourself be a creditor with recognized claims against any subsidiary. Our ability to pay the principal, premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us by our subsidiaries of dividends, debt principal and interest or other charges.
     The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement and an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.
     None of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.
     Debt securities of a series may be issued in registered, coupon or global form.
Subsidiary Guarantees
     If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our operating subsidiaries, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.
     If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our operating subsidiaries, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “—Subordination” below.
     The obligations of our operating subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Covenants
     Under the indentures, we:
•	will pay the principal of, interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee at the end of each fiscal year reviewing our obligations under the indentures;

•	will preserve our corporate existence; and

•	will deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.
Mergers and Sale of Assets
     Each of the indentures will provide that we may not consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another person, unless:
•	either: (a) Sterling is the surviving corporation; or (b) the person or entity formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than Sterling) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•	the person or entity formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than Sterling) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the obligations of Sterling under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee; provided that, unless such person or entity is a corporation, a corporate co-issuer of such debt securities will be added to the applicable indenture by agreements reasonably satisfactory to the trustee;

•	we or the successor will not immediately be in default under such indenture; and

•	we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation or merger complies with such indenture and that all conditions precedent set forth in such indenture have been complied with.
     Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.
Events of Default
     “Event of default,” when used in the indentures, with respect to debt securities of any series, will mean any of the following:
     (1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;
     (2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;
     (3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to Sterling by the trustee or to Sterling and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;
     (4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to Sterling by the trustee or to Sterling and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;
     (5) Sterling, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors;
     (6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against Sterling in an involuntary case, (ii) appoints a custodian of Sterling or for all or substantially all of its property, or (iii) orders the liquidation of Sterling, and the order or decree remains unstayed and in effect for 60 consecutive days;
     (7) default in the deposit of any sinking fund payment when due; or
     (8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.
     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.
     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that series can void the declaration.
     Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.
Amendments and Waivers
     Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).
     Without the consent of each holder of the outstanding debt securities affected, an amendment or waiver may not, among other things:

     (1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, or change any place of payment where, or the coin or currency in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor),
     (2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) provided for in the applicable indenture,
     (3) modify any of the provisions set forth in (i) sections related to matters addressed in items (1) through (15) of this caption,
“– Amendments and Waivers,” immediately below, (ii) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (iii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the trustee” and concomitant changes in this section of such indenture, or the deletion of this proviso in such indenture, in accordance with the requirements of such indenture;
     (4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;
     (5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as supplemented by any supplemental indenture); or
     (6) make any change in the foregoing amendment and waiver provisions.
     Notwithstanding the foregoing, without the consent of any holder of debt securities, Sterling, the guarantors and the trustee may amend each of the indentures or the debt securities issued thereunder to:
     (1) cure any ambiguity or to correct or supplement any provision therein that may be inconsistent with any other provision therein;
     (2) evidence the succession of another person or entity to Sterling and the assumption by any such successor of the covenants of Sterling therein and, to the extent applicable, to the debt securities;
     (3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;
     (4) add a guarantee and cause any person or entity to become a guarantor, and/or to evidence the succession of another person or entity to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;
     (5) secure the debt securities of any series;
     (6) add to the covenants of Sterling such further covenants, restrictions, conditions or provisions as Sterling shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power therein conferred upon Sterling and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein; provided, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;
     (7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;
     (8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture on the date of such indenture;
     (9) add any additional defaults or events of default in respect of all or any series of debt securities;
     (10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
     (11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;
     (12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;
     (13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;
     (14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision was intended to be a verbatim recreation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or
     (15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.
     The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an indenture becomes effective, Sterling is required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.
Legal Defeasance and Covenant Defeasance
     Each indenture provides that Sterling may, at its option and at any time, elect to have all of its obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

     (1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on such debt securities when such payments are due from the trust referred to below;
     (2) Sterling’s obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;
     (3) the rights, powers, trusts, duties and immunities of the trustee, and Sterling’s and each guarantor’s obligations in connection therewith; and
     (4) the Legal Defeasance and Covenant Defeasance provisions of the applicable indenture.
     In addition, Sterling may, at its option and at any time, elect to have the obligations of Sterling released with respect to certain provisions of each indenture, including certain provisions set forth in any supplemental indenture thereto (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a default or event of default. In the event Covenant Defeasance occurs in accordance with the applicable indenture, the events of default described under clauses (3) and (4) under the caption “– Events of Default”, in each case, will no longer constitute an event of default thereunder.
     In order to exercise either Legal Defeasance or Covenant Defeasance:
     (1) Sterling must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Sterling must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;
     (2) in the case of Legal Defeasance, Sterling has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Sterling has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, Sterling has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);
     (5) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Sterling or any guarantor is a party or by which Sterling or any guarantor is bound;
     (6) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which Sterling or any of its subsidiaries is a party or by which Sterling or any of its subsidiaries is bound;

     (7) Sterling must deliver to the trustee an officers’ certificate stating that the deposit was not made by Sterling with the intent of preferring the holders of debt securities over the other creditors of Sterling with the intent of defeating, hindering, delaying or defrauding creditors of Sterling or others;
     (8) Sterling must deliver to the trustee an officers’ certificate, stating that all conditions precedent set forth in clauses (1) through (7) of this paragraph have been complied with; and
     (9) Sterling must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph have been complied with; provided that the opinion of counsel with respect to clause (5) of this paragraph may be to the knowledge of such counsel.
Satisfaction and Discharge
     Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities, as expressly provided for in such indenture) as to all outstanding debt securities issued thereunder and the guarantees issued thereunder when:
     (1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money or certain United States governmental obligations have theretofore been deposited in trust or segregated and held in trust by Sterling and thereafter repaid to Sterling or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Sterling, and Sterling or the guarantors have irrevocably deposited or caused to be deposited with the trustee funds or U.S. government obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, on and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from Sterling irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
     (2) Sterling or the guarantors have paid all other sums then due and payable under such indenture by Sterling; and
     (3) Sterling has delivered to the trustee an officers’ certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.
No Personal Liability of Directors, Officers, Employees, Partners and Stockholders
     No director, officer, employee, incorporator, partner or stockholder of Sterling or any guarantor, as such, shall have any liability for any obligations of Sterling or the guarantors under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder, upon Sterling’s issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Denominations
     Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar
     The trustee will initially act as paying agent and registrar for the debt securities. Sterling may change the paying agent or registrar without prior notice to the holders of the debt securities, and Sterling may act as paying agent or registrar.
Transfer and Exchange
     A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and Sterling may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. Sterling is not required to transfer or exchange any debt security selected for redemption. In addition, Sterling is not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.
Subordination
     The payment of principal of, premium, if any, and interest on, subordinated debt securities and any other payment obligations of Sterling in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.
     Sterling also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from the trust described under “— Legal Defeasance and Covenant Defeasance,” if
•	a default in the payment of all or any portion of the obligations on any senior debt (“payment default”) occurs, or
•	any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “Payment Blockage Notice”) from the trustee or other representative for the holders of such designated senior debt.
     Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any designated senior debt has been accelerated or a bankruptcy event of default has occurred and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.
     The subordinated indenture also requires that we promptly notify holders of senior debt if payment of subordinated debt securities is accelerated because of an event of default.
     Upon any payment or distribution of assets or securities of Sterling, in connection with any dissolution or winding up or total or partial liquidation or reorganization of Sterling, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by Sterling on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, Sterling on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture), in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for Sterling, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled shall be made by Sterling or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person or entity making such payment or distribution or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.
     As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of Sterling or a marshalling of assets or liabilities of Sterling, holders of subordinated debt securities may receive ratably less than other creditors.
Payment and Transfer
     Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.
     Fully registered debt securities may be transferred or exchanged at the corporation trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.
Global Securities
     The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:
•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.
     We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.
     When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

     As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:
•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.
     Payments of principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.
     We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.
     If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.
Governing Law
     Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Notices
     Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.
No Personal Liability of Officers, Directors, Employees or Stockholders
     No officer, director, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any indenture or the debt securities by reason of his, her or its status as such.

Information Concerning the Trustee
     A banking or financial institution will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.
     The indentures and the provisions of the Trust Indenture Act incorporated by reference therein, will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.
     A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase common stock, preferred stock, debt securities or units. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
     The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the securities purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which the securities purchasable upon exercise of, such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
     As of March 31, 2008, we had issued and outstanding warrants to purchase 356,266 shares of common stock. The warrants do not confer upon holders thereof any voting or other rights of stockholders.

DESCRIPTION OF UNITS
     As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities.
     The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
•	the terms of the units and of any of the debt securities, common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
     We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.
     We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.
     If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.
     We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or agents would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.
     Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions, which will not exceed 7% of the proceeds from the sale of the securities. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.
     Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the Nasdaq Global Select Market. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the Nasdaq Global Select Market subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities.
     Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

LEGAL MATTERS
     The validity of the securities offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas. Any underwriter will be advised about other issues related to any offering by its own legal counsel.
EXPERTS
     The consolidated financial statements of Sterling Construction Company, Inc. as of December 31, 2007 and 2006 and for the three years in the period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto, and incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the reporting requirements of the Exchange Act and file reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement to register the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and the securities offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site that contains registration statements, reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of the web site is www.sec.gov.
     The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and take the place of this information. We are incorporating by reference in this prospectus the following documents filed with the SEC under the Exchange Act (other than any portions of the respective filings that were furnished pursuant to Item 2.02 or 7.01 of Current Reports on Form 8-K or other applicable SEC rules):
•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2008;

•	Current Reports on Form 8-K as filed with the SEC on January 17, 2008, March 19, 2008, and June 2, 2008.
     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
     You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

Sterling Construction Company, Inc.
Attention: Controller
20810 Fernbush Lane
Houston, Texas 77073
(281) 821-9091

$80,000,000
Sterling Construction Company, Inc.
Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Units
Guarantees

P R O S P E C T U S

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the various costs and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$3,144
Printing Expenses	$50,000
Transfer agent and registrar fees	$10,000
Accounting fees and expenses	$25,000
Legal fees and expenses	$100,000
Miscellaneous	$50,000

Total	$238,144

Item 15. Indemnification of Directors and Officers
     We are a Delaware corporation. Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers, employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses actually and reasonably incurred and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.
     As permitted by the DGCL, our certificate of incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.
     As permitted by the DGCL, our certificate of incorporation provides that:
•	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we may indemnify our other employees and agents to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

•	the rights conferred in our certificate of incorporation are not exclusive.

     The indemnification provisions in our certificate of incorporation may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.
     Under Delaware law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents. Sterling Construction Company, Inc. and its subsidiaries are covered by liability insurance policies which indemnify our directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.
     The foregoing discussion of our certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation or law.
Item 16. Exhibits
     The exhibits listed on the Exhibit Index to this Registration Statement are hereby incorporated by reference.
Item 17. Undertakings
a.	The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

d.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

e.	The undersigned registrant hereby undertakes that:
1.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 16th day of July, 2008.
STERLING CONSTRUCTION COMPANY, INC.
By: /s/ Patrick T. Manning
Patrick T. Manning
Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Patrick T. Manning and Joseph P. Harper, Sr. his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
Chairman of the Board of Directors;
/s/ Patrick T. Manning	Chief Executive Officer	July 16, 2008
Patrick T. Manning	(Principal Executive Officer)

/s/ Joseph P. Harper, Sr.	President & Chief Operating Officer;	July 16, 2008
Joseph P. Harper, Sr.	Director

	Senior Vice President and	July 16, 2008
/s/ James H. Allen, Jr.	Chief Financial Officer
James H. Allen, Jr.	(Principal Financial and Accounting Officer)

/s/ John D. Abernathy	Director	July 16, 2008
John D. Abernathy

/s/ Robert W. Frickel	Director	July 16, 2008
Robert W. Frickel

/s/ Donald P. Fusilli, Jr.	Director	July 16, 2008
Donald P. Fusilli, Jr.

/s/ Maarten D. Hemsley	Director	July 16, 2008
Maarten D. Hemsley

Signature	Title	Date

/s/ Christopher H.B. Mills	Director	July 16, 2008
Christopher H.B. Mills

/s/ Milton L. Scott	Director	July 16, 2008
Milton L. Scott

/s/ David R.A. Steadman	Director	July 16, 2008
David R.A. Steadman

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 16th day of July, 2008.
TEXAS STERLING CONSTRUCTION CO.
By: /s/ Patrick T. Manning
Patrick T. Manning
President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Patrick T. Manning and Joseph P. Harper, Sr. his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Patrick T. Manning	President, Chief Executive Officer	July 16, 2008
Patrick T. Manning	and Director (Principal Executive Officer)

/s/ Joseph P. Harper, Sr.	Treasurer and Director	July 16, 2008
Joseph P. Harper, Sr.

	Chief Financial Officer, Vice President,	July 16, 2008
/s/ Joseph P. Harper, Jr.	Secretary and Director (Principal Financial and
Joseph P. Harper, Jr.	Accounting Officer)

/s/ James D. Manning	Chief Operating Officer and Director	July 16, 2008
James D. Manning

/s/ James H. Allen, Jr.	Director	July 16, 2008
James H. Allen, Jr.

/s/ Anthony F. Colombo	Director	July 16, 2008
Anthony F. Colombo

/s/ Brian R. Manning	Director	July 16, 2008
Brian R. Manning

Signature	Title	Date

/s/ Terry D. Williamson	Director	July 16, 2008
Terry D. Williamson

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 16th day of July, 2008.
ROAD AND HIGHWAY BUILDERS, LLC
By: /s/ Richard H. Buenting
Richard H. Buenting
President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and sole manager of the Registrant hereby constitutes and appoints Patrick T. Manning. and Joseph P. Harper, Sr. his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Richard H. Buenting	President and Chief Executive Officer	July 16, 2008
Richard H. Buenting	(Principal Executive Officer)

/s/ James H. Allen, Jr.	Treasurer and Chief Financial Officer	July 16, 2008
James H. Allen, Jr.	(Principal Financial and Accounting Officer)

STERLING CONSTRUCTION COMPANY, INC., sole manager	Manager	July 16, 2008

By:	/s/ Patrick T. Manning
Patrick T. Manning
Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit Title

4.1	Restated and Amended certificate of incorporation of Oakhurst Company, Inc., dated as of September 25, 1995 (incorporated by reference to Exhibit 3.1 to Sterling Construction Company, Inc.’s Registration Statement on Form S-1, filed on November 17, 2005 (SEC File number 333-129780)).

4.2	Certificate of Amendment of the certificate of incorporation of Oakhurst Company, Inc., dated as of November 12, 2001 (incorporated by reference to Exhibit 3.2 to Sterling Construction Company, Inc.’s Registration Statement on Form S-1, filed on November 17, 2005 (SEC File No. 333-129780)).

4.3	Certificate of Amendment of the certificate of incorporation of Sterling Construction Company, Inc., dated as of May 13, 2008 (incorporated by reference to Annex B to Sterling Construction Company, Inc.’s Proxy Statement, filed on April 3, 2008 (SEC File No. 001-31993)).

4.4	Amended and Restated Bylaws of Sterling Construction Company, Inc. dated as of March 13, 2008 (incorporated by reference to Exhibit 3.1 to its Form 8-K, filed on March 19, 2008 (SEC File No. 001-31993)).

4.5	Certificate of Designations of Oakhurst Company, Inc.’s Series A Junior Participating Preferred Stock, dated as of February 10, 1998 (incorporated by reference to Exhibit 4.2 to its Annual Report on Form 10-K, filed on May 29, 1998 (SEC File No. 000-19450)).

4.6	Rights Agreement, dated as of December 29, 1998, by and between Oakhurst Company, Inc. and American Stock Transfer & Trust Company, including the form of Series A Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated by reference to Exhibit 99.1 to Oakhurst Company, Inc.’s Registration Statement on Form 8-A, filed on January 5, 1999 (SEC File No. 000-19450)).

4.7	Form of Common Stock Certificate of Sterling Construction Company, Inc. (incorporated by reference to Exhibit 4.5 to its Form 8-A, filed on January 11, 2006 (SEC File No. 001-31993)).

**4.8	Form of Certificate of Designations of Preferred Stock of Registrant.

*4.9	Form of Senior Indenture (including form of senior debt security).

*4.10	Form of Subordinated Indenture (including form of subordinated debt security).

**4.11	Form of Warrant Agreement (including form of warrant certificate).

**4.12	Form of Unit Agreement (including form of unit certificate).

*5.1	Opinion of Andrews Kurth LLP.

**8.1	Opinion of Andrews Kurth LLP regarding material U.S. federal income tax matters.

*12.1	Statement of computation of ratios of earnings to fixed charges.

*23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.

*23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Powers of Attorney (included on signature pages).

*25.1	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the Senior Debt Securities.

*25.2	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the Subordinated Debt Securities.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.